[Logo of Entergy]

                                                     For Further Information
                          Nancy Morovich, Vice President, Investor Relations
                                              Phone 504/576-5506, Fax - 2897
INVESTOR NEWS                                            nmorovi@entergy.com

January 9, 2001

Entergy Revises Fourth Quarter Earnings Guidance

In accordance with Regulation FD, Entergy Corporation reported that it expects to exceed previously-issued fourth quarter operational earnings per share guidance of $0.05 to $0.10 by at least 175 percent. As a result, Entergy expects operational earnings for the full year 2000 to be at least 6 percent above the previously-issued guidance range of $2.85 to $2.90 per share.

The expected increase is primarily at the domestic utility, in part due to higher sales volume resulting from colder-than-normal weather across Entergy's service territory. The utility also expects to report higher operating and maintenance expense during the period, as a result of ice and snow storms in the northern portion of the service territory that caused severe damage and power outages. While significant amounts were spent to restore service to customers in these areas, Entergy does not expect earnings to be impacted.

Entergy's nuclear and trading operations are also expected to contribute to the increase in fourth quarter earnings. Entergy Nuclear's Indian Point 3 and FitzPatrick nuclear stations achieved outstanding performance during the period following their acquisition on November 21, 2000. In addition, Entergy's trading operations benefited from increased volatility in energy commodity prices, even though trading activities have been reduced in
anticipation of the close of the Entergy-Koch JV.   Results at Entergy
Wholesale Operations (EWO) partially offset these favorable effects during the quarter. The Saltend Power Plant contributed less than anticipated in part because commercial operations were delayed until November 28, 2000. In addition, Saltend recorded a slight loss after achieving commercial operations due to lower UK power pool prices and very mild weather.

Entergy plans to release fourth quarter earnings on Thursday, February 1, 2001. A teleconference will be held at 10:00 CST, and may be accessed by calling Premiere Conferencing at 913-981-5509 no more than 15 minutes prior to the start of the call. The confirmation number is 744599. For 7 days following the teleconference, a tape delay will be available (until February 8, 2001), and may be accessed by dialing 719-457-0820. The confirmation number is the same. Internet users may also access the teleconference by visiting
Entergy's website at www.entergy.com.








                                        -30-

Entergy's on-line address is: www.entergy.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward-looking statements, estimates and projections. Factors that could influence actual future outcomes include regulatory decisions, the effects of changes in law, the evolution of markets and competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial markets, risks associated with businesses conducted in foreign countries, changes in business plan, the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Entergy Corporation's policies, including the amount and rate of growth of Entergy Corporation's expenses; the continued availability to Entergy Corporation of adequate funding sources and changes in interest rates;
delays or difficulties in the production, delivery or installation of products and the provision of services; and various legal, regulatory and litigation risks. Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Entergy Corporation's filings with the Securities and Exchange Commission.